UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELTIC TIMBER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DELTIC TIMBER CORPORATION

PHILLIP A. PESEK VICE PRESIDENT GENERAL COUNSEL AND SECRETARY	210 EAST ELM (71730) PO BOX 7200 EL DORADO, AR 71731-7200 OFFICE (870) 881-6407 FAX (870) 881-6457

April 13, 2010

Dear Investor:

Deltic Timber Corporation is making this filing with respect to the “Votes Required” section of the proxy statement for the 2010 annual meeting. Our bylaws provide that directors are elected by a plurality of the votes cast at the meeting (Item 1). Under Delaware law, abstentions and broker “no-votes” are not counted as votes cast for this purpose and will have no effect on the outcome of the vote. The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for the passage of Item 2. Any shares voted with an abstention have the same effect as a vote against the abstained proposal(s). Broker “no-votes” have no effect on the outcome of the vote.

Sincerely,